NEW BRUNSWICK SCIENTIFIC CO., INC. P.O. Box 4005, 44 Talmadge Road Edison, NJ U.S.A. 08818-4005
Investor Contacts:

Thomas Bocchino Vice President, Finance and Treasurer New Brunswick Scientific Co., Inc. 732.650.2500 tbocchino@nbsc.com	Matthew J. Dennis, CFA NBS Investor Relations Clear Perspective Group, LLC 732.226.3030 mdennis@cpg-llc.com

FOR IMMEDIATE RELEASE

New Brunswick Scientific Announces Voting Result of Special Meeting of Shareholders

Edison, New Jersey, September 20, 2007—New Brunswick Scientific Co., Inc. (NBS) (Nasdaq: NBSC), today announced the voting results from the special meeting of shareholders held today to approve the previously announced Agreement and Plan of Merger, dated as of July 10, 2007, by and among Eppendorf Incorporated, a Delaware corporation, Edison Merger Corp., a New Jersey corporation and a wholly-owned subsidiary of Eppendorf Incorporated and NBS. Over 99.5% of the shareholders present or represented by proxy voted for the adoption of the merger agreement. The votes cast represented the affirmative vote of holders of approximately 74.4% of the issued and outstanding shares of common stock of NBS.

NBS expects the closing of the transaction, which is subject to customary closing conditions, to occur shortly. Upon completion of the merger, NBS will cease to be a publicly traded company.

About New Brunswick Scientific

New Brunswick Scientific Co., Inc., is a leading global innovator providing a comprehensive line of equipment and instrumentation for the life science industry. The Company’s products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, environmental research and commercial products. Established in 1946, the Company is headquartered in Edison, New Jersey, with sales and distribution facilities located in the United States, Europe and Asia.

News releases and other information on the Company are available on the Internet at:

http://www.nbsc.com

About Eppendorf

Eppendorf is a global leader in laboratory equipment and associated consumables. Eppendorf products include liquid handling and centrifugation equipment products including related consumables as well as instruments and systems for PCR, cell technology and micro arrays that are used by researchers in life science, drug discovery, clinical, environmental and industrial laboratories. Founded in 1945, Eppendorf, a privately-held company headquartered in Hamburg, Germany, has revenues of more than $400 million, and employs approximately 2,000 people in over 20 countries.

News releases and other information on Eppendorf are available on the Internet at:
http://www.eppendorf.com

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements include a number of risks and uncertainties, which are detailed in Part I, Item 1A, “Risk Factors” of the Company’s Annual Reports on Form 10-K, and other risk factors identified herein or from time to time in its periodic filings with the Securities and Exchange Commission. Forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in our ability to consummate the planned merger with Eppendorf Incorporated, global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

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        800.631.5417 • 732.287.1200 • fax:  732.287.4222 • www.nbsc.com • e-mail:  bioinfo@nbsc.com